ASGI Mesirow Insight Fund, LLC
ASGI Mesirow Insight Fund A, LLC
ASGI Mesirow Insight Fund I, LLC
ASGI Mesirow Insight TEI Fund A, LLC
ASGI Mesirow Insight TEI Fund I, LLC
(collectively, the "Funds")


SUB-ITEM 77Q(1)(b)

      Reference is made to the Funds' definitive proxy statement, which was filed with the SEC on Form DEF 14A on October 13, 2011 (SEC Accession No. 0000898432-11-001118).